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                                                                    EXHIBIT 99.2


[FLEET LOGO]

                                                                    NEWS RELEASE


FOR IMMEDIATE RELEASE                           MEDIA CONTACT: JAMES E. MAHONEY
                                                               617-434-9552
                                             INVESTOR CONTACT: JOHN A. KAHWATY
                                                               617-434-3650

                   FLEET'S GIFFORD ANNOUNCES STRATEGIC ACTIONS

         BOSTON, MA, APRIL 16, 2002 - Chad Gifford, President and Chief Executive Officer of FleetBoston Financial, today unveiled a set of strategic actions to accelerate a return to a more consistent, lower-risk business model. He outlined Fleet's plans to continue to focus on the company's core businesses
- particularly Personal Financial Services and Wholesale Banking - while taking steps to re-deploy capital to these core businesses and to reduce earnings volatility.

         Gifford explained that Fleet's Personal Financial Services have already been realigned around key customer segments that serve 5.5 million consumer households and 500,000 small businesses. Fleet's distribution channels, including branches, Internet, ATMs, and telephone, are currently being coordinated for both banking and investment.

         "In the past year, we've committed $75 million to customer service enhancements, from the addition of 500 new tellers and teller station capacity upgrades to expanded HomeLink capacity, ATM improvements, and streamlining of monthly customer statements. We believe we're making meaningful progress in improving the overall customer experience, as reflected in recent gains in our customer favorability ratings," said Gifford.

         Fleet's more than 15,000 commercial customers are also a priority for the company, Gifford said. He indicated that Fleet is making a number of substantial investments - in excess of $75 million - to enhance customer service for commercial customers.

         "As enthused as we are about Personal Financial Services and Wholesale Banking," Gifford continued, "we recognize that we have other businesses that are not critical to our core mission. Some of these have exhibited strong growth in good times, but do poorly when markets and the economy are slow." Noting his concern over added volatility from these businesses, Gifford announced a number of strategic actions.
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  FLEET'S GIFFORD ANNOUNCES STRATEGIC ACTIONS - PAGE 2

- Fleet will reduce its exposure to targeted, non-strategic areas of corporate lending. "These are areas where our exposures are too large as a result of mergers, or areas where we see too much risk or volatility or limited usage of bank products," Gifford explained. "We have reduced our exposure by some $10 billion, and expect an additional $10 billion decrease, through a coordinated portfolio management program," he said.

- Fleet will sell Robertson Stephens. "Robertson was very profitable in 1998 through 2000," Gifford said. "But the market turned negative in 2001 and it is increasingly clear that advantage in the future will accrue to the large diversified investment banking firms. This, together with inherent volatility in this business, makes our decision appropriate." Fleet will be working with the management at Robertson to identify the best strategic buyer for the firm.

- Fleet will continue to scale back its investments in its Principal Investing business. The company still considers private equity to be a good business for Fleet, but will work to achieve a better risk profile relative to Fleet's size, Gifford said. The company has begun reducing its private equity portfolio from $4.5 billion in 2000, with the aim to decrease its portfolio to $2.5 billion over the next two years.

- Fleet will sell AFSA, its outsourcing and education services business. "While this has been a profitable and successful business for us, it is a business that has minimal strategic fit with our core businesses," Gifford said. "Finding a strategic partner for AFSA will allow its management team to execute on their growth strategy." Fleet will continue to originate student loans but will no longer service them after the sale of AFSA.

- Gifford also announced strategic decisions concerning its Global Banking operations. Fleet will not invest any new capital in Latin America and will continue to work to reduce its overall exposure in the region, he said. "Our patience is not limitless and our focus is on maximizing the returns from our current investments in the region," Gifford added. "We will continue to analyze our position in Latin America." Gifford also announced that Fleet would exit its Asian fixed-income business due to its secondary competitive position. "This step will allow us to re-deploy the capital which that business represents. We will continue to provide trade and foreign exchange services to our multinational customers," he said.

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 FLEET'S GIFFORD ANNOUNCES STRATEGIC ACTIONS - PAGE 3

         Gifford concluded by noting that exiting or downsizing non-core businesses would free up capital that would be allocated mainly to Personal Financial Services and Wholesale Banking, businesses that are best positioned to grow shareholder value. With this capital, Fleet will increase marketing support, hire talent, invest in technology to enhance customer service, and make targeted acquisitions, Gifford said.

         "The payoff," said Gifford, "is stronger, more competitive, high-return core businesses, significantly reduced earnings volatility, and a more consistent and predictable earnings stream - all of which should result in greater value for our shareholders."

         FleetBoston Financial is the seventh-largest financial holding company in the United States. A diversified financial services company with assets of $192 billion, Fleet offers a comprehensive array of innovative financial solutions to 20 million customers. Among the company's key lines of business are: retail banking, with more than 1,500 branches and more than 3,700 ATMs in the Northeast; corporate banking, including capital markets and commercial finance; investment services, including nationwide brokerage; and full-service banking through more than 250 offices in Latin America. FleetBoston Financial is headquartered in Boston and listed on the New York Stock Exchange (NYSE: FBF) and the Boston Stock Exchange (BSE: FBF).

                                  *************

         This release contains forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from estimates. These risks and uncertainties include, among other things, (1) changes in general political and economic conditions, either domestically or internationally; (2) continued economic, political and social instability in Argentina, including the potential impact of those conditions on the economies of other countries in which the Corporation is doing business; (3) the economic effects of the September 11, 2001 terrorist attacks against the United States and related events, including the potential expansion of hostilities; (4) further deterioration in credit quality, including the resultant effect on the level of the Corporation's provision for credit losses, nonperforming assets, net chargeoffs and reserve for credit losses; (5) interest rate and currency fluctuations, equity and bond market fluctuations and inflation; (6) continued weakness in the global capital markets and the impact of such weakness on the Corporation's Principal Investing and other capital markets businesses; (7) changes in competitive product and pricing pressures among financial institutions within the Corporation's markets; (8) legislative or regulatory developments, including changes in laws concerning taxes, banking, securities, capital requirements and risk-based capital guidelines, reserve methodologies, insurance and other aspects of the financial services industry; (9) changes in accounting rules, policies, practices and procedures; and (10) technological changes, including the impact of the Internet on the Corporation's businesses.